EXHIBIT 99.1

Press Release

Las Vegas Sands Reports First
Quarter 2015 Results

For the Quarter Ended March 31, 2015

—	Net Revenue of $3.01 Billion

—	Consolidated Adjusted Property EBITDA of $1.05 Billion

—	Consolidated Adjusted Property EBITDA Margin of 34.9%

—	Adjusted Property EBITDA at Marina Bay Sands in Singapore was $415.3 Million (Marina Bay Sands Adjusted Property EBITDA Increased 0.2% on a Constant-Currency Basis)

—	Adjusted Earnings per Diluted Share was $0.66

—	The Company Paid Dividends of $0.65 per Share, an Increase of 30.0%

Las Vegas, NV (April 22, 2015) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended March 31, 2015.

First Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “While the operating environment in Macao, particularly in the high-end gaming segments, remained challenging during the quarter, our focus on the higher margin mass and non-gaming segments and the geographic diversification of our cash flows allowed us to deliver in excess of one billion U.S. dollars of Adjusted Property EBITDA during the quarter.  Despite the current headwinds in the Macao market, we remain steadfast in our focus on the consistent execution of our global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model.

“Our convention-based Integrated Resort business model appeals to the broadest set of customers, generates the most diversified set of cash flows, delivers the industry’s highest revenue and profit from non-gaming segments and brings the greatest economic and diversification benefits in the industry to the regions in which we operate.  We remain confident that the continued execution of our strategy will further extend our position as the global leader in Integrated Resort development and operation and enable us to deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

The company paid a recurring quarterly dividend of $0.65 per common share during the quarter, an increase of 30.0% compared to the first quarter of 2014. The company also announced that its next recurring quarterly dividend of $0.65 per common share will be paid on June 30, 2015, to Las Vegas Sands shareholders of record on June 22, 2015.  That dividend represents an increase of 30.0% compared to the dividend paid in the second quarter of 2014. Additionally, since the inception of the company’s share repurchase program in June 2013, the company has returned $2.23 billion to shareholders through the repurchase of nearly 31.0 million shares.

Mr. Adelson added, “The Macao market saw strong visitation from mainland China during the quarter and we enjoyed solid visitation to our Cotai Strip properties.  We welcomed over 16 million visits to our Macao property portfolio, delivered strong growth in the high-margin retail mall business and steady performance in most of the other non-gaming segments of our business.  Notwithstanding a challenging environment in the VIP and premium mass gaming segments, we delivered $527.7 million in adjusted property EBITDA across our Macao property portfolio.  We remain confident that our market-leading Cotai Strip properties, which will be complemented in the future by The Parisian Macao and the St. Regis tower at Sands Cotai Central, will continue to provide the economic benefits of diversification to Macao, meaningfully enhance the appeal of Macao to business and leisure travelers and provide an outstanding and diversified platform for growth in the years ahead.”

In Singapore, adjusted property EBITDA decreased to $415.3 million in the first quarter of 2015, reflecting modest growth in mass gaming and retail mall revenues, offset by a decrease in Rolling Chip win during the current quarter. Adjusted Property EBITDA was up 0.2% on a constant-currency basis.  Mass win-per-day reached $4.70 million, an increase of 1.1% in the quarter compared to the year ago quarter. The mass win per day figure was an all-time quarterly record when measured in local currency terms.

Company-Wide Operating Results

Net revenue for the first quarter of 2015 decreased 24.9% to $3.01 billion, compared to $4.01 billion in the first quarter of 2014. Consolidated adjusted property EBITDA of $1.05 billion decreased 29.0% in the first quarter of 2015, compared to the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA decreased 25.2% to $1.02 billion in the first quarter of 2015.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the first quarter of 2015 decreased 37.8% to $711.1 million, compared to $1.14 billion in the first quarter of 2014.  The decrease in operating income was principally due to softer results across our Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the first quarter of 2015 decreased 34.0% to $511.9 million, compared to $776.2 million in the first quarter of 2014, while diluted earnings per share in the first quarter of 2015 decreased 32.6% to $0.64, compared to $0.95 in the prior-year quarter. The decrease in net income attributable to Las Vegas Sands reflected the decline in operating income described above, offset by a $121.4 million decrease in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) decreased to $531.1 million, or $0.66 per diluted share, compared to $793.9 million, or $0.97 per diluted share, in the first quarter of 2014.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. decreased 34.9% to $1.77 billion in the first quarter of 2015, compared to $2.72 billion in the first quarter of 2014. Adjusted property EBITDA for Sands China Ltd. decreased 43.4% to $531.0 million in the first quarter of 2015, compared to $938.1 million in the first quarter of 2014. Net income for Sands China Ltd. decreased 54.2% to $344.7 million in the first quarter of 2015, compared to $751.9 million in the first quarter of 2014.

The Venetian Macao First Quarter Operating Results

Despite the softer gaming market in Macao, The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property generated adjusted property EBITDA of $269.9 million with an EBITDA margin of 34.3%.  Non-Rolling Chip drop decreased 22.5% to $1.87 billion for the quarter with a Non-Rolling Chip win percentage of 25.0%.  Rolling Chip volume during the quarter decreased 44.4% to $8.52 billion.  Rolling Chip win percentage was 2.83% in the quarter, below the 3.49% experienced in the prior-year quarter. Slot handle decreased 26.8% compared to the first quarter of 2014 to $1.06 billion.  Mall revenues increased 15.9% during the quarter to reach $44.4 million.

The following table summarizes the key operating results for The Venetian Macao for the first quarter of  2015 compared to the first quarter of 2014:

	Three Months Ended
The Venetian Macao Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$676.9	$1,075.7	$(398.8)	-37.1%
Rooms	59.6	65.3	(5.7)	-8.7%
Food and Beverage	24.2	25.8	(1.6)	-6.2%
Mall	44.4	38.3	6.1	15.9%
Convention, Retail and Other	22.1	24.1	(2.0)	-8.3%
Less - Promotional Allowances	(40.0)	(44.6)	4.6	10.3%
Net Revenues	$787.2	$1,184.6	$(397.4)	-33.5%

Adjusted Property EBITDA	$269.9	$470.1	$(200.2)	-42.6%
EBITDA Margin %	34.3%	39.7%		-5.4 pts

Operating Income	$220.0	$429.6	$(209.6)	-48.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,518.0	$15,315.4	$(6,797.4)	-44.4%
Rolling Chip Win %(1)	2.83%	3.49%		-0.66 pts

Non-Rolling Chip Drop	$1,868.0	$2,410.2	$(542.2)	-22.5%
Non-Rolling Chip Win %	25.0%	26.1%		-1.1 pts

Slot Handle	$1,062.5	$1,452.4	$(389.9)	-26.8%
Slot Hold %	4.9%	5.1%		-0.2 pts

Hotel Statistics

Occupancy %	85.8%	94.4%		-8.6 pts
Average Daily Rate (ADR)	$270	$267	$3	1.1%
Revenue per Available Room (RevPAR)	$232	$252	$(20)	-7.9%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central First Quarter Operating Results

Net revenues and adjusted property EBITDA for the first quarter of 2015 at Sands Cotai Central were $571.8 million and $155.9 million, respectively, resulting in an EBITDA margin of 27.3%.

Non-Rolling Chip drop decreased 8.6% to $1.65 billion with a Non-Rolling Chip win percentage of 20.8%.  Rolling Chip volume was $6.08 billion for the quarter with a Rolling Chip win percentage of 2.76%.  Slot handle decreased 9.8% to $1.64 billion for the quarter.

Mall revenues increased 53.4% during the quarter to reach $13.5 million.  Hotel occupancy was 81.5% with ADR of $173.

The following table summarizes our key operating results for Sands Cotai Central for the first quarter of 2015 compared to the first quarter of 2014:

	Three Months Ended
Sands Cotai Central Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$493.0	$750.3	$(257.3)	-34.3%
Rooms	71.9	79.4	(7.5)	-9.4%
Food and Beverage	28.0	32.8	(4.8)	-14.6%
Mall	13.5	8.8	4.7	53.4%
Convention, Retail and Other	6.8	7.5	(0.7)	-9.3%
Less - Promotional Allowances	(41.4)	(51.2)	9.8	19.1%
Net Revenues	$571.8	$827.6	$(255.8)	-30.9%

Adjusted Property EBITDA	$155.9	$265.2	$(109.3)	-41.2%
EBITDA Margin %	27.3%	32.0%		-4.7 pts

Operating Income	$76.4	$195.1	$(118.7)	-60.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,083.0	$15,505.3	$(9,422.3)	-60.8%
Rolling Chip Win %(1)	2.76%	2.83%		-0.07 pts

Non-Rolling Chip Drop	$1,645.1	$1,800.7	$(155.6)	-8.6%
Non-Rolling Chip Win %	20.8%	22.9%		-2.1 pts

Slot Handle	$1,643.8	$1,821.4	$(177.6)	-9.8%
Slot Hold %	3.2%	3.7%		-0.5 pts

Hotel Statistics

Occupancy %	81.5%	88.8%		-7.3 pts
Average Daily Rate (ADR)	$173	$177	$(4)	-2.3%
Revenue per Available Room (RevPAR)	$141	$157	$(16)	-10.2%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino First Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $44.5 million in the first quarter of 2015, a decrease of 60.6% compared to the year-ago quarter.  Non-Rolling Chip drop decreased 34.9% in the first quarter of 2015 to $229.0 million, while Non-Rolling Chip win percentage was 23.1%.  Rolling Chip volume decreased 56.9% to $3.96 billion for the quarter. Rolling Chip win percentage was 2.81% in the quarter, below the 3.62% experienced in the prior-year quarter. Slot handle decreased to $133.9 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the first quarter of 2015 compared to the first quarter of 2014:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$125.4	$340.2	$(214.8)	-63.1%
Rooms	10.7	12.6	(1.9)	-15.1%
Food and Beverage	6.7	8.3	(1.6)	-19.3%
Mall	29.7	23.0	6.7	29.1%
Convention, Retail and Other	0.9	1.1	(0.2)	-18.2%
Less - Promotional Allowances	(12.1)	(15.2)	3.1	20.4%
Net Revenues	$161.3	$370.0	$(208.7)	-56.4%

Adjusted Property EBITDA	$44.5	$113.0	$(68.5)	-60.6%
EBITDA Margin %	27.6%	30.6%		-3.0 pts

Operating Income	$31.9	$99.9	$(68.0)	-68.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,962.6	$9,193.7	$(5,231.1)	-56.9%
Rolling Chip Win %(1)	2.81%	3.62%		-0.81 pts

Non-Rolling Chip Drop	$229.0	$352.0	$(123.0)	-34.9%
Non-Rolling Chip Win %	23.1%	28.4%		-5.3 pts

Slot Handle	$133.9	$289.8	$(155.9)	-53.8%
Slot Hold %	4.8%	4.3%		0.5 pts

Hotel Statistics

Occupancy %	77.0%	87.1%		-10.1 pts
Average Daily Rate (ADR)	$410	$429	$(19)	-4.4%
Revenue per Available Room (RevPAR)	$316	$373	$(57)	-15.3%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao First Quarter Operating Results

Sands Macao’s adjusted property EBITDA decreased 37.2% to $57.4 million compared to the same quarter last year. Non-Rolling Chip drop decreased 27.7% to $789.9 million during the quarter, while slot handle decreased 12.0% to $707.1 million. Rolling Chip volume decreased 53.0% to $2.53 billion for the quarter. The property realized 2.86% win on Rolling Chip volume during the quarter, above the 2.59% generated in the year-ago quarter.

The following table summarizes our key operating results for Sands Macao for the first quarter of 2015 compared to the first quarter of 2014:

	Three Months Ended
Sands Macao Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$218.8	$306.6	$(87.8)	-28.6%
Rooms	5.6	7.3	(1.7)	-23.3%
Food and Beverage	9.1	10.2	(1.1)	-10.8%
Convention, Retail and Other	2.4	2.5	(0.1)	-4.0%
Less - Promotional Allowances	(10.5)	(12.6)	2.1	16.7%
Net Revenues	$225.4	$314.0	$(88.6)	-28.2%

Adjusted Property EBITDA	$57.4	$91.4	$(34.0)	-37.2%
EBITDA Margin %	25.5%	29.1%		-3.6 pts

Operating Income	$44.7	$82.3	$(37.6)	-45.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,526.2	$5,380.5	$(2,854.3)	-53.0%
Rolling Chip Win %(1)	2.86%	2.59%		0.27 pts

Non-Rolling Chip Drop	$789.9	$1,091.9	$(302.0)	-27.7%
Non-Rolling Chip Win %	19.1%	18.0%		1.1 pts

Slot Handle	$707.1	$803.2	$(96.1)	-12.0%
Slot Hold %	3.5%	3.8%		-0.3 pts

Hotel Statistics

Occupancy %	98.4%	96.7%		1.7 pts
Average Daily Rate (ADR)	$226	$292	$(66)	-22.6%
Revenue per Available Room (RevPAR)	$222	$283	$(61)	-21.6%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands First Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $415.3 million, a decrease of 4.6% compared to the first quarter of 2014.  On a constant-currency basis, EBITDA increased 0.2%.   Rolling Chip win percentage of 3.41% in the first quarter of 2015 was above the expected range and in-line with the 3.41% achieved in the first quarter of 2014.

Non-Rolling Chip drop was $1.11 billion during the quarter. Slot handle increased 1.1% to $3.08 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 1.1% to $4.70 million, compared to $4.65 million in the first quarter of 2014. Rolling Chip volume decreased 22.0% to $10.09 billion for the quarter.

ADR decreased to $414 during the quarter and occupancy decreased to 94.8%, driving a RevPAR decrease of 7.5% compared to the same quarter last year. Retail mall revenue increased 3.4% to $39.8 million during the first quarter of 2015, compared to $38.5 million in the prior-year quarter.

The following table summarizes our key operating results for Marina Bay Sands for the first quarter of 2015 compared to the first quarter of 2014:
	Three Months Ended
Marina Bay Sands Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$631.9	$680.4	$(48.5)	-7.1%
Rooms	89.6	97.1	(7.5)	-7.7%
Food and Beverage	45.2	46.0	(0.8)	-1.7%
Mall	39.8	38.5	1.3	3.4%
Convention, Retail and Other	26.7	26.3	0.4	1.5%
Less - Promotional Allowances	(48.4)	(52.9)	4.5	8.5%
Net Revenues	$784.8	$835.4	$(50.6)	-6.1%

Adjusted Property EBITDA	$415.3	$435.2	$(19.9)	-4.6%
EBITDA Margin %	52.9%	52.1%		0.8 pts

Operating Income	$319.0	$331.5	$(12.5)	-3.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,090.0	$12,941.5	$(2,851.5)	-22.0%
Rolling Chip Win %(1)	3.41%	3.41%		0.00 pts

Non-Rolling Chip Drop	$1,108.7	$1,157.4	$(48.7)	-4.2%
Non-Rolling Chip Win %	25.3%	23.4%		1.9 pts

Slot Handle	$3,084.3	$3,050.0	$34.3	1.1%
Slot Hold %	4.6%	4.8%		-0.2 pts

Hotel Statistics

Occupancy %	94.8%	99.3%		-4.5 pts
Average Daily Rate (ADR)	$414	$428	$(14)	-3.3%
Revenue per Available Room (RevPAR)	$393	$425	$(32)	-7.5%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations First Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $74.1 million for the quarter, a 7.0% decrease compared to the first quarter of 2014.  Hotel ADR increased 1.2% to reach $244 in the quarter while occupancy declined to 86.2%, compared to the first quarter of 2014.  RevPAR decreased 1.9% to $210 in the quarter.  Table games drop, which reflected a solid quarter for non-Baccarat play, increased 2.8% in the quarter to $533.1 million, while slot handle increased 22.3% to $578.5 million.

The following table summarizes our key operating results for our Las Vegas operations for the first quarter of 2015 compared to the first quarter of 2014:

	Three Months Ended
Las Vegas Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$111.8	$109.8	$2.0	1.8%
Rooms	130.6	135.7	(5.1)	-3.8%
Food and Beverage	68.9	72.8	(3.9)	-5.4%
Convention, Retail and Other	87.6	87.3	0.3	0.3%
Less - Promotional Allowances	(22.5)	(22.9)	0.4	1.7%
Net Revenues	$376.4	$382.7	$(6.3)	-1.6%

Adjusted Property EBITDA	$74.1	$79.7	$(5.6)	-7.0%
EBITDA Margin %	19.7%	20.8%		-1.1 pts

Operating Income	$70.4	$68.6	$1.8	2.6%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$533.1	$518.5	$14.6	2.8%
Table Games Win %(1)	16.6%	17.1%		-0.5 pts

Slot Handle	$578.5	$473.2	$105.3	22.3%
Slot Hold %	7.6%	8.6%		-1.0 pts

Hotel Statistics

Occupancy %	86.2%	88.9%		-2.7 pts
Average Daily Rate (ADR)	$244	$241	$3	1.2%
Revenue per Available Room (RevPAR)	$210	$214	$(4)	-1.9%

(1)   This compares to our expected Baccarat win percentage of 21.0% to 29.0% and our expected non-Baccarat win percentage of 16.0% to 20.0% in the current year quarter (calculated before discounts). Our expected Baccarat win percentage in the prior-year quarter was 22.0% to 30.0% and our expected non-Baccarat win percentage was 14.0% to18.0% (calculated before discounts).

Sands Bethlehem First Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 9.0% to $127.7 million and adjusted property EBITDA increased 12.8% to $29.9 million for the quarter. Table games drop increased 6.4% to $263.4 million for the quarter, while table games win percentage was 17.3%, which was higher than the 16.1% realized in the first quarter of 2014. Slot handle increased 6.0% year-over-year to $1.01 billion for the quarter with slot hold percentage of 7.1%.

The following table summarizes our key operating results for Sands Bethlehem for the first quarter of 2015 compared to the first quarter of 2014:

	Three Months Ended
Sands Bethlehem Operations	March 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$118.8	$109.0	$9.8	9.0%
Rooms	3.4	2.7	0.7	25.9%
Food and Beverage	7.4	6.8	0.6	8.8%
Mall	0.6	0.6	-	0.0%
Convention, Retail and Other	4.2	3.9	0.3	7.7%
Less - Promotional Allowances	(6.7)	(5.8)	(0.9)	-15.5%
Net Revenues	$127.7	$117.2	$10.5	9.0%

Adjusted Property EBITDA	$29.9	$26.5	$3.4	12.8%
EBITDA Margin %	23.4%	22.6%		0.8 pts

Operating Income	$23.2	$17.3	$5.9	34.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$263.4	$247.6	$15.8	6.4%
Table Games Win %(1)	17.3%	16.1%		1.2 pts

Slot Handle	$1,005.2	$948.5	$56.7	6.0%
Slot Hold %	7.1%	7.1%		0.0 pts

Hotel Statistics

Occupancy %	84.5%	68.8%		15.7 pts
Average Daily Rate (ADR)	$149	$146	$3	2.1%
Revenue per Available Room (RevPAR)	$126	$101	$25	24.8%

(1) This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $127.2 million for the first quarter of 2015, an increase of 17.3% compared to the first quarter of 2014.  Operating profit derived from these retail mall assets increased 22.8% for the quarter compared to the quarter one year ago, reaching $112.4 million.

	For The Three Months Ended March 31, 2015						TTM March 31, 2015
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$44.2	$39.2	88.7%	780,754		96.6%	$1,636

Shoppes at Four Seasons
Luxury Retail	20.7	19.6	94.7%	142,562		100.0%	5,925
Other Stores	9.1	8.6	94.5%	114,905		100.0%	2,818
Total	29.8	28.2	94.6%	257,467		100.0%	5,246

Shoppes at Cotai Central	13.4	11.2	83.6%	331,327	(3)	97.9%	1,407
Total Cotai Strip in Macao	87.4	78.6	89.9%	1,369,548		97.5%	2,237

The Shoppes at Marina Bay Sands	39.8	33.8	84.9%	644,203		95.6%	1,409

Total	$127.2	$112.4	88.4%	2,013,751		96.9%	$1,969

(1) Gross revenue figures are net of intersegment revenue eliminations.
(2) Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3) At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $3.5 million during the quarter, compared to a loss of $1.4 million in the first quarter of 2014.

Pre-opening expense was $9.6 million in the first quarter of 2015, compared to $4.3 million in the first quarter of 2014.

Depreciation and amortization expense was $253.9 million in the first quarter of 2015, compared to $261.0 million in the first quarter of 2014.

Interest expense, net of amounts capitalized, was $66.3 million for the first quarter of 2015, compared to $71.1 million in the prior-year quarter. Capitalized interest was $4.2 million during the first quarter of 2015, compared to $1.7 million during the first quarter of 2014.  Our weighted average borrowing cost in the first quarter of 2015 was approximately 2.7%.

Corporate expense was $45.2 million in the first quarter of 2015, compared to $50.7 million in the first quarter of 2014.

Other income, which was principally composed of foreign currency gains, was $15.5 million in the first quarter of 2015, compared to $4.7 million of expense in the first quarter of 2014.

The company’s effective income tax rate for the first quarter of 2015 was 8.3%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the first quarter of 2015 of $99.1 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of March 31, 2015 were $2.41 billion.

As of March 31, 2015, total debt outstanding, including the current portion, was $9.24 billion.

Capital Expenditures

Capital expenditures during the first quarter totaled $367.3 million, including construction, development and maintenance activities of $326.5 million in Macao, $23.4 million at Marina Bay Sands, $14.3 million in Las Vegas, and $3.1 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, April 22, 2015 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through our majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2015 Results
Non-GAAP Reconciliations

Within the company’s first quarter 2015 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues:
Casino	$2,376,688	$3,372,065
Rooms	371,413	400,222
Food and beverage	189,411	202,787
Mall	127,814	109,031
Convention, retail and other	134,137	137,376
	3,199,463	4,221,481
Less - promotional allowances	(187,841)	(211,097)
	3,011,622	4,010,384
Operating expenses:
Resort operations	1,965,089	2,538,292
Corporate	45,223	50,677
Pre-opening	9,579	4,300
Development	1,533	1,692
Depreciation and amortization	253,922	261,047
Amortization of leasehold interests in land	9,838	10,026
Loss on disposal of assets	15,323	525
	2,300,507	2,866,559
Operating income	711,115	1,143,825
Other income (expense):
Interest income	6,378	5,803
Interest expense, net of amounts capitalized	(66,255)	(71,126)
Other income (expense)	15,465	(4,657)
Loss on modification or early retirement of debt	-	(17,964)
Income before income taxes	666,703	1,055,881
Income tax expense	(55,665)	(59,153)
Net income	611,038	996,728
Net income attributable to noncontrolling interests	(99,115)	(220,543)
Net income attributable to Las Vegas Sands Corp.	$511,923	$776,185

Earnings per share:
Basic	$0.64	$0.95
Diluted	$0.64	$0.95

Weighted average shares outstanding:
Basic	797,935,314	814,766,709
Diluted	798,877,040	817,537,615

Dividends declared per common share	$0.65	$0.50

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

		Three Months Ended March 31, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$220,030	$38,116	$1,666	$8,573	$-	$-	$1,557	$-	$269,942
Sands Cotai Central	76,423	71,683	2,147	3,313	1,873	-	471	-	155,910
Four Seasons Hotel Macao and Plaza Casino	31,935	9,741	720	7	1,892	-	177	-	44,472
Sands Macao	44,731	9,028	367	3,006	-	-	246	-	57,378
Macao Property Operations	373,119	128,568	4,900	14,899	3,765	-	2,451	-	527,702
Marina Bay Sands	319,017	64,416	4,325	274	252	26,776	212	-	415,272
United States:
Las Vegas Operating Properties	70,415	42,337	-	244	136	(40,148)	1,125	-	74,109
Sands Bethlehem	23,200	6,701	-	(94)	12	-	74	-	29,893
United States Property Operations	93,615	49,038	-	150	148	(40,148)	1,199	-	104,002
Other Asia (2)	(13,731)	3,510	-	-	-	13,640	113	-	3,532
Other Development	(7,722)	162	613	-	6,947	-	-	-	-
Corporate	(53,183)	8,228	-	-	-	(268)	-	45,223	-
	$711,115	$253,922	$9,838	$15,323	$11,112	$-	$3,975	$45,223	$1,050,508

		Three Months Ended March 31, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$429,611	$36,238	$1,653	$147	$-	$-	$2,435	$-	$470,084
Sands Cotai Central	195,096	66,105	2,153	320	415	-	1,117	-	265,206
Four Seasons Hotel Macao and Plaza Casino	99,917	9,778	706	38	2,329	-	273	-	113,041
Sands Macao	82,305	8,254	354	83	-	-	442	-	91,438
Macao Property Operations	806,929	120,375	4,866	588	2,744	-	4,267	-	939,769
Marina Bay Sands	331,454	71,471	4,539	38	-	26,252	1,407	-	435,161
United States:
Las Vegas Operating Properties	68,593	47,538	-	(285)	97	(38,189)	1,898	-	79,652
Sands Bethlehem	17,344	9,172	-	35	2	-	(22)	-	26,531
United States Property Operations	85,937	56,710	-	(250)	99	(38,189)	1,876	-	106,183
Other Asia (2)	(17,437)	3,588	-	149	29	12,200	57	-	(1,414)
Other Development	(3,892)	151	621	-	3,120	-	-	-	-
Corporate	(59,166)	8,752	-	-	-	(263)	-	50,677	-
	$1,143,825	$261,047	$10,026	$525	$5,992	$-	$7,607	$50,677	$1,479,699

(1) During the three months ended March 31, 2015 and 2014, the Company recorded stock-based compensation expense of $12.2 million and $16.1 million, respectively, of which $8.1 million and $8.4 million, respectively, is included in corporate expense and $0.1 million and $0.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2015
		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$527,702	$-	$-	$527,702
Marina Bay Sands	415,272	(55,265)	11,283	371,290
United States:
Las Vegas Operating Properties	74,109	18,311	(3,258)	89,162
Sands Bethlehem	29,893	-	-	29,893
United States Property Operations	104,002	18,311	(3,258)	119,055
Other Asia	3,532	-	-	3,532
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,050,508	$(36,954)	$8,025	$1,021,579

	Three Months Ended March 31, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$939,769	$(138,933)	$64,012	$864,848
Marina Bay Sands	435,161	(71,741)	14,472	377,892
United States:
Las Vegas Operating Properties	79,652	21,430	(3,768)	97,314
Sands Bethlehem	26,531	-	-	26,531
United States Property Operations	106,183	21,430	(3,768)	123,845
Other Asia	(1,414)	-	-	(1,414)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,479,699	$(189,244)	$74,716	$1,365,171

(1) For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 25.0% for Baccarat and 18.0% for non-Baccarat for 2015 and 26.0% for Baccarat and 16.0% for non-Baccarat for 2014.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 21.0% to 29.0% and 16.0% to 20.0%, respectively, for 2015 and 22.0% to 30.0% and 14.0% to 18.0%, respectively, for 2014.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2) Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhbit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2015	2014
Net income attributable to Las Vegas Sands Corp.	$511,923	$776,185
Add (deduct):
Net income attributable to noncontrolling interests	99,115	220,543
Income tax expense	55,665	59,153
Loss on modification or early retirement of debt	-	17,964
Other (income) expense	(15,465)	4,657
Interest expense, net of amounts capitalized	66,255	71,126
Interest income	(6,378)	(5,803)
Loss on disposal of assets	15,323	525
Amortization of leasehold interests in land	9,838	10,026
Depreciation and amortization	253,922	261,047
Development expense	1,533	1,692
Pre-opening expense	9,579	4,300
Stock-based compensation (1)	3,975	7,607
Corporate expense	45,223	50,677
Adjusted Property EBITDA	$1,050,508	$1,479,699

Hold-normalized casino revenue (2)	(36,954)	(189,244)
Hold-normalized casino expense (2)	8,025	74,716
Hold-Normalized Adjusted Property EBITDA	$1,021,579	$1,365,171

(1)  See Exhibit 2
(2)  See Exhibit 3

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
The Venetian Macao	$787,191	$1,184,591
Sands Cotai Central	571,764	827,583
Four Seasons Hotel Macao and Plaza Casino	161,251	370,016
Sands Macao	225,371	313,961
Marina Bay Sands	784,816	835,423
Las Vegas Operating Properties	376,383	382,658
Sands Bethlehem	127,699	117,183
Other Asia	35,479	35,161
Intersegment Eliminations	(58,332)	(56,192)
	$3,011,622	$4,010,384

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
The Venetian Macao	34.3%	39.7%
Sands Cotai Central	27.3%	32.0%
Four Seasons Hotel Macao and Plaza Casino	27.6%	30.6%
Sands Macao	25.5%	29.1%
Marina Bay Sands	52.9%	52.1%
Las Vegas Operating Properties	19.7%	20.8%
Sands Bethlehem	23.4%	22.6%
Other Asia	10.0%	-4.0%

Total	34.9%	36.9%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per
Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net income attributable to Las Vegas Sands Corp.	$511,923	$776,185

Pre-opening expense, net	6,782	3,052
Development expense, net	1,533	1,692
Loss on disposal of assets, net	10,868	350
Loss on modification or early retirement of debt, net	-	12,611
Adjusted net income	$531,106	$793,890

Hold-normalized casino revenue (1)	(36,954)	(189,244)
Hold-normalized casino expense (1)	8,025	74,716
Income tax impact on hold adjustments	7,477	9,736
Noncontrolling interest impact on hold adjustments	-	22,356
Hold-normalized adjusted net income	$509,654	$711,454

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.64	$0.95

Pre-opening expense, net	0.01	-
Development expense, net	-	-
Loss on disposal of assets, net	0.01	-
Loss on modification or early retirement of debt, net	-	0.02
Adjusted earnings per diluted share	$0.66	$0.97

Hold-normalized casino revenue	(0.04)	(0.23)
Hold-normalized casino expense	0.01	0.09
Income tax impact on hold adjustments	0.01	0.01
Noncontrolling interest impact on hold adjustments	-	0.03
Hold-normalized adjusted earnings per diluted share	$0.64	$0.87

Weighted average diluted shares outstanding	798,877,040	817,537,615

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Room Statistics:
The Venetian Macao:
Occupancy %	85.8%	94.4%
Average daily room rate (ADR) (1)	$270	$267
Revenue per available room (RevPAR) (2)	$232	$252

Sands Cotai Central:
Occupancy %	81.5%	88.8%
Average daily room rate (ADR) (1)	$173	$177
Revenue per available room (RevPAR) (2)	$141	$157

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	77.0%	87.1%
Average daily room rate (ADR) (1)	$410	$429
Revenue per available room (RevPAR) (2)	$316	$373

Sands Macao:
Occupancy %	98.4%	96.7%
Average daily room rate (ADR) (1)	$226	$292
Revenue per available room (RevPAR) (2)	$222	$283

Marina Bay Sands:
Occupancy %	94.8%	99.3%
Average daily room rate (ADR) (1)	$414	$428
Revenue per available room (RevPAR) (2)	$393	$425

Las Vegas Operating Properties:
Occupancy %	86.2%	88.9%
Average daily room rate (ADR) (1)	$244	$241
Revenue per available room (RevPAR) (2)	$210	$214

Sands Bethlehem:
Occupancy %	84.5%	68.8%
Average daily room rate (ADR) (1)	$149	$146
Revenue per available room (RevPAR) (2)	$126	$101

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$13,054	$19,130
Slot machine win per unit per day (4)	$277	$389
Average number of table games	603	675
Average number of slot machines	2,111	2,126

Sands Cotai Central:
Table games win per unit per day (3)	$10,937	$20,446
Slot machine win per unit per day (4)	$341	$390
Average number of table games	517	462
Average number of slot machines	1,709	1,896

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$13,917	$37,641
Slot machine win per unit per day (4)	$484	$818
Average number of table games	131	128
Average number of slot machines	147	171

Sands Macao:
Table games win per unit per day (3)	$8,673	$13,868
Slot machine win per unit per day (4)	$302	$316
Average number of table games	286	269
Average number of slot machines	918	1,084

Marina Bay Sands:
Table games win per unit per day (3)	$11,538	$12,257
Slot machine win per unit per day (4)	$673	$686
Average number of table games	601	646
Average number of slot machines	2,355	2,391

Las Vegas Operating Properties:
Table games win per unit per day (3)	$4,041	$3,966
Slot machine win per unit per day (4)	$215	$188
Average number of table games	243	249
Average number of slot machines	2,274	2,395

Sands Bethlehem:
Table games win per unit per day (3)	$2,857	$2,740
Slot machine win per unit per day (4)	$262	$248
Average number of table games	177	161
Average number of slot machines	3,013	3,009

______________________________

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points

Exhibit 6